                                                                      Exhibit 99



                                C-COR.NET CORP.
                  RETIREMENT SAVINGS AND PROFIT SHARING PLAN

                     As Amended and Restated July 1, 1989




                                                    Including amendments through
                                                                    July 1, 2001

                               TABLE OF CONTENTS

                                                                                                                Page
PURPOSE......................................................................................................     1

         ARTICLE 1 DEFINITIONS...............................................................................     2

                  1.01     "Account".........................................................................     2

                  1.02     "Administrator"...................................................................     2

                  1.03     "Affiliated Company"..............................................................     2

                  1.04     "Beneficiary".....................................................................     2

                  1.05     "Board of Directors"..............................................................     2

                  1.06     "Code"............................................................................     2

                  1.07     "Company".........................................................................     2

                  1.08     "Company Stock"...................................................................     2

                  1.09     "Compensation"....................................................................     3

                  1.10     "Designated Fiduciary"............................................................     3

                  1.11     "Disability"......................................................................     3

                  1.12     "Eligible Employee"...............................................................     3

                  1.13     "Employee"........................................................................     4

                  1.14     "Employee-Directed Contributions".................................................     4

                  1.15     "Employer Discretionary Contributions"............................................     4

                  1.16     "Employer Matching Contributions".................................................     5

                  1.17     "Entry Date"......................................................................     5

                  1.18     "ERISA"...........................................................................     5

                  1.19     "Investment Fund".................................................................     5

                  1.20     "Member"..........................................................................     5

                  1.21     "Normal Retirement Age"...........................................................     5

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
                  1.22     "Participating Employer"..........................................................     5

                  1.23     "Plan"............................................................................     5

                  1.24     "Plan Year".......................................................................     5

                  1.25     "Rollover Contribution"...........................................................     5

                  1.26     "Trust Agreement".................................................................     5

                  1.27     "Trust Fund"......................................................................     6

                  1.28     "Trustee".........................................................................     6

                  1.29     "Valuation Date"..................................................................     6

         ARTICLE 2 DEFINITIONS AND RULES FOR DETERMINING SERVICE.............................................     7

                  2.01     "Approved Absence"................................................................     7

                  2.02     "Break in Service"................................................................     7

                  2.03     "Eligibility Computation Period"..................................................     7

                  2.04     "Employment Commencement Date"....................................................     7

                  2.05     "Employment Recommencement Date"..................................................     7

                  2.06     "Hours of Service"................................................................     7

                  2.07     "Maternity or Paternity Leave of Absence".........................................     8

                  2.08     "Vesting Computation Period"......................................................     9

                  2.09     "Year of Service".................................................................     9

                  2.10     Rules for Crediting Service After a Break in Service..............................     9

         ARTICLE 3 PARTICIPATION.............................................................................    10

                  3.01     Participation Requirements........................................................    10

                  3.02     Participation Upon Return to Eligible Class.......................................    10

                  3.03     Break in Service After Participation..............................................    10

                  3.04     Cessation of Participation........................................................    10

         ARTICLE 4 MEMBER CONTRIBUTIONS......................................................................    11

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
                  4.01     Employee-Directed Contributions...................................................    11

                  4.02     Rollover Contributions............................................................    11

         ARTICLE 5 EMPLOYER CONTRIBUTIONS....................................................................    12

                  5.01     Employer Matching Contributions...................................................    12

                  5.02     Employer Discretionary Contributions..............................................    12

                  5.03     Transfer of Funds.................................................................    12

                  5.04     Form of Contributions.............................................................    13

                  5.05     Certain Plan to Plan Transfers....................................................    13

         ARTICLE 6 LIMITATIONS ON CONTRIBUTIONS..............................................................    15

                  6.01     Definitions.......................................................................    15

                  6.02     Maximum Annual Limitation on Employee-Directed Contributions......................    17

                  6.03     Limitations on Employee-Directed Contributions Applicable to Highly
                           Compensated Employees.............................................................    17

                  6.04     Limitations on Employer Matching Contributions Applicable to Highly
                           Compensated Employees.............................................................    18

                  6.05     Combined Limitations on Employee-Directed Contributions and Employer Matching
                           Contributions.....................................................................    18

                  6.06     Correction of Excess Employee-Directed Contributions and Excess Employer
                           Matching Contributions............................................................    18

                  6.07     Forfeiture of Employer Matching Contributions.....................................    19

                  6.08     Limitations on Contributions Applicable to All Participants.......................    19

                  6.09     Reduction of Excess Annual Additions..............................................    20

                  6.10     Deduction Limitation Applicable to Employer Contributions.........................    21

         ARTICLE 7 MEMBERS' ACCOUNTS.........................................................................    22

                  7.01     Separate Accounts.................................................................    22

                  7.02     Contributions to Accounts.........................................................    22

                  7.03     Valuation of Accounts.............................................................    22

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
         ARTICLE 8 TRUST FUND AND INVESTMENT OF ACCOUNTS..................................................  23

              8.01     Trust Fund and Trustees............................................................  23

              8.02     Investment Funds...................................................................  23

              8.03     Investment Direction...............................................................  23

              8.04     Limitations on Investment in Company Stock Prior to April 1, 1994..................  24

              8.05     Insider Trading Restrictions.......................................................  24

              8.06     Member's Rights With Respect to Company Stock......................................  24

         ARTICLE 9 VESTING AND FORFEITURE.................................................................  26

              9.01     Employee-Directed Contributions Account and Rollover Contributions Account.........  26

              9.02     Employer Matching Contributions Account and Employer Discretionary
                       Contributions Account..............................................................  26

              9.03     Forfeiture.........................................................................  26

              9.04     Restoration of Forfeitures.........................................................  27

              9.05     Application of Forfeitures.........................................................  27

              9.06     Change in Vesting Schedule.........................................................  27

         ARTICLE 10 WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT........................................  28

             10.01     Withdrawals Permitted At Any Time..................................................  28

             10.02     Financial Hardship.................................................................  28

             10.03     Withdrawals After Vesting..........................................................  29

             10.04     General Rules Applying to Withdrawals..............................................  30

         ARTICLE 11 DISTRIBUTION AFTER TERMINATION OF EMPLOYMENT..........................................  31

             11.01    Termination of Employment Prior to Normal Retirement Age............................  31

             11.02    Termination of Employment At or After Normal Retirement Age.........................  31

             11.03    Death...............................................................................  32

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
             11.04    Form of Payment Following Termination of Employment.................................  32

             11.05    Form of Payment of Death Benefits...................................................  32

             11.06    Beneficiary Designation; Election of Form of Death Benefit..........................  33

             11.07    Direct Transfer of Eligible Rollover Distribution...................................  34

             11.08    Rules Applying to Installment Distributions.........................................  34

             11.09    Mandatory Distribution..............................................................  34

         ARTICLE 12 ADMINISTRATION........................................................................  35

             12.01    Plan Administrator..................................................................  35

             12.02    Administrator's Authority and Powers................................................  35

             12.03    Delegation of Duties................................................................  35

             12.04    Fiduciary Responsibilities With Respect to Company Stock............................  35

             12.05    Compensation of Administrator.......................................................  36

             12.06    Exercise of Discretion..............................................................  36

             12.07    Fiduciary Liability.................................................................  36

             12.08    Indemnification by Employer.........................................................  36

             12.09    Plan Participation by Fiduciaries...................................................  36

             12.10    Missing Persons.....................................................................  37

             12.11    Claims Procedure....................................................................  37

         Article 13 AMENDMENT AND TERMINATION OF PLAN.....................................................  38

             13.01    Amendment...........................................................................  38

             13.02    Right to Terminate Plan.............................................................  38

             13.03    Consequences of Termination.........................................................  38

         ARTICLE 14 PARTICIPATION BY AFFILIATED COMPANIES.................................................  39

             14.01    Participation.......................................................................  39

             14.02    Delegation of Powers and Authority..................................................  39

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
                  14.03    Termination of Participation....................................................  39

         ARTICLE 15 TOP-HEAVY PLAN PROVISIONS..............................................................  41

                  15.01    Applicability...................................................................  41

                  15.02    Definitions.....................................................................  41

                  15.03    Vesting Requirement and Schedule................................................  43

                  15.04    Minimum Contribution............................................................  43

                  15.05    Compensation Limitation.........................................................  44

                  15.06    Aggregate Limit on Contributions and Benefits for Key Employees.................  44

         ARTICLE 16 GENERAL PROVISIONS.....................................................................  46

                  16.01    Trust Fund Sole Source of Payments for Plan.....................................  46

                  16.02    Exclusive Benefit...............................................................  46

                  16.03    Non-Alienation..................................................................  46

                  16.04    Employment Rights...............................................................  46

                  16.05    Return of Contributions.........................................................  46

                  16.06    Distribution of Employee-Directed Contributions in Event of Merger or Sale......  47

                  16.07    Merger, Consolidation or Transfer...............................................  47

                  16.08    Applicable Law..................................................................  47

                  16.09    Rules of Construction...........................................................  48

                  16.10    Qualified Domestic Relations Order..............................................  48

                  16.11    Veterans' Re-employment Rights Under USERRA.....................................  48

         Article 17 LOANS TO MEMBERS.......................................................................  49

                  17.01    General.........................................................................  49

                  17.02    Maximum Loan Amount.............................................................  49

                  17.03    Loan Terms......................................................................  49

                  17.04    Collateral......................................................................  50

                                      vi
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
                  17.05    Treatment of Loan Payments..........................................................  50

                  17.06    Default.............................................................................  50

                  17.07    Termination of Employment...........................................................  50

APPENDIX A ADDITIONAL REQUIREMENTS FOR TAX QUALIFICATION.......................................................   1

           A1.    Purpose......................................................................................   1

           A2.    Annual Limitation On Compensation............................................................   1

           A3.    Allocation Of Excess Before-Tax Contributions................................................   2

           A4.    Allocation Of Excess Matching Company Contributions..........................................   2

           A5.    Direct Transfer Of Eligible Rollover Distribution............................................   3

APPENDIX B PROVISIONS NOT APPLICABLE TO CURRENT PLAN OPERATION.................................................   1

           B1.    Purpose......................................................................................   1

           B2.    Plan Eligibility Requirements Prior To August 10, 1998.......................................   1

           B3.    Definition Of Highly Compensated Employee In Effect For Plan Years Beginning Prior To
                  January 1, 1997..............................................................................   1

                                C-COR.NET CORP.
                  RETIREMENT SAVINGS AND PROFIT SHARING PLAN
                As Amended and Restated Effective July 1, 1989
                    (with amendments through July 1, 2001)


                                    PURPOSE

The purpose of the C-COR.net Corp. Retirement Savings and Profit Sharing Plan (the "Plan") is to provide eligible employees of C-COR.net. Corp. (the "Company") and any Affiliated Company which adopts the Plan on behalf of its employees with an opportunity to increase their savings on a tax-favored basis, to enable them to share in the profitability of C-COR.net Corp. and to accumulate capital for their future economic security.

The Plan is intended to (1) qualify as a profit-sharing plan for purposes of Sections 401(a), 402, 412, and 417 of the Internal Revenue Code of 1986, as amended (the "Code"), (2) qualify as a cash or deferred arrangement under
Section 401(k) of the Code, and (3) comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended.

The Plan (originally called the C-COR Electronics, Inc. Retirement Savings and Profit Sharing Plan) was originally adopted by C-COR Electronics, Inc. (now C-COR.net Corp.) effective January 1, 1987. The Plan was amended and restated effective July 1, 1989.

This plan document sets forth the provisions of the Plan as amended and restated effective July 1, 1989, except as otherwise specifically provided in the Plan. This plan document also includes all amendments to the Plan through July 1, 2001. All issues arising with respect to participation in the Plan prior to July 1, 1989 shall be determined by the terms and provisions of the Plan as in effect prior to July 1, 1989.

The Internal Revenue Service issued a favorable determination letter dated March 16, 1995 (File Folder Number 521033551) with respect to the Plan as amended and restated effective July 1, 1989, including amendments adopted through May 10, 1994. The Internal Revenue Service issued a subsequent favorable determination letter dated October 3, 1996 (File Folder Number 521033551) with respect to certain amendments adopted on April 16, 1996.

                                   ARTICLE 1

                                  DEFINITIONS

Wherever used herein, the following terms shall have the following meanings:

1.01 "Account" means the entire interest of a Member in the Trust Fund and shall include the following subaccounts:

(a) "Employee-Directed Contributions Account" means that portion of the Member's Account attributable to the Employee-Directed Contributions made on the Member's behalf by a Participating Employer and the earnings thereon.

(b) "Employer Discretionary Contributions Account" means that portion of the Member's Account attributable to the Employer Discretionary Contributions made on the Member's behalf by a Participating Employer and the earnings thereon.

(c) "Employer Matching Contributions Account" means that portion of the Member's Account attributable to the Employer Matching Contributions made on the Member's behalf by a Participating Employer and the earnings thereon.

(d) "Rollover Contributions Account" means that portion of the Member's Account attributable to the Member's Rollover Contributions, if any, and the earnings thereon.

1.02 "Administrator" means the Company or such other person or committee as may be appointed from time to time by the Board of Directors to administer the Plan in accordance with Article 13.

1.03 "Affiliated Company" means any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

1.04 "Beneficiary" means any person entitled to receive payment of a Member's Account as a result of the death of the Member pursuant to Section 11.06.

1.05     "Board of Directors" means the Board of Directors of C-COR.net Corp.

1.06     "Code" means the Internal Revenue Code of 1986, as amended.

1.07     "Company" means C-COR.net Corp. (formerly C-COR Electronics, Inc.).

1.08 "Company Stock" means any stock of the Company which is a "qualifying employer security" within the meaning of Section 407(d)(5) of ERISA.

1.09 "Compensation" means for any Plan Year, except as otherwise provided in the Plan, a Member's wages as defined in Section 3401 (a) of the Code (for purposes of income tax withholding) determined without regard to any rules that limit remuneration included in wages based on the nature or location of the employment or the services performed, subject to the following inclusions and exclusions:

(a) including employer contributions made pursuant to a compensation reduction agreement which are not includible in the gross income of an Eligible Employee under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code;

(b) solely for purposes of determining Employee-Directed Contributions and Employer Matching Contributions, excluding (even if includible in gross income) reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, welfare benefits, and amounts realized from the exercise of a non-qualified stock option;

(c) excluding any wages attributable to periods prior to the effective date of Member's participation in the Plan; and

(d) effective on or after May 1, 1996, including, solely for purposes of determining Employee-Directed Contributions and Employer Matching Contributions, cash compensation that is attributable to services performed by the Employee during the Plan Year which is payable to the Participant within 2-1/2 months after the close of the Plan Year.

The maximum amount of Compensation that may be taken into account in any Plan Year shall not exceed the dollar limitation contained in Section 401(a)(17) of the Code in effect for the beginning of the Plan Year. In determining the compensation of a Member for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Member and any lineal ascendants and descendants of the Member who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted annual compensation limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this section prior to the application of this limitation.

1.10 "Designated Fiduciary" means the Trustee or any other person who is designated by the Administrator as a "named fiduciary" (within the meaning of Section 403(a)(1) of ERISA) for purposes of the exercise of voting, tender, and other stockholder rights with respect to Company Stock in accordance with
Section 8.06.

1.11 "Disability" means a Member's total and permanent disability as determined for purposes of the Company's Long Term Disability Plan.

1.12 "Eligible Employee" means, effective as of July 1, 2001, each of the following:

(a) Except as provided in subsection (c), each Employee of the Company, including without limitation Employees of the Company's operations in Atlanta, Georgia (formerly

         Convergence Systems, Inc.) and Santa Clara, California (formerly Silicon Valley Communications, Inc.), and each Employee of Broadband Management Solutions, LLC ("Broadband") (whether employed solely by Broadband or by means of a dual employment arrangement between TriNet Employer Group, Inc. and Broadband's predecessor, MobileForce Technologies, Inc.).

(b) Except as provided in subsection (c), each Employee of any other Participating Employer that may adopt this Plan.

(c) Notwithstanding the foregoing, the term Eligible Employee shall not include:

               (i) Any Employee who is covered by a collective bargaining agreement to which a Participating Employer is a party, and which agreement does not provide for participation in the Plan.

               (ii) Any individual who is a "leased employee" within the meaning of Section 414(n)(2) of the Code.

               (iii) Effective on and after August 18, 1998, any individual who is a "payroll service or agency employee". For purposes of this paragraph (iii), the term "payroll service or agency employee" means an individual (1) for whom the direct payor of compensation with respect to the performance of services for a Participating Employer is any outside entity, including but not limited to a payroll service or temporary employment agency, rather than by the Participating Employer's internal corporate payroll system; or (2) who is paid directly by a Participating Employer, but not through an internal corporate payroll system (e.g. through purchase order accounts); or (3) who is designated by a Participating Employer as an independent contractor, either through the terms of an agreement with such individual or otherwise. The determination whether an individual is a "payroll service or agency employee" shall be made by the Administrator, in its sole discretion, based solely upon these criteria, without regard to whether the individual is considered a common law employee of a Participating Employer for any other purpose.

               (iv) Any Employee for any period of time during which he is eligible to participate in the Worldbridge Broadband Services, Inc. 401(k) Plan.

1.13 "Employee" means any individual who is a common law employee of the Company or an Affiliated Company, and any individual who is a "leased employee" within the meaning of Section 414(n)(2) of the Code of the Company or an Affiliated Company

1.14 "Employee-Directed Contributions" means the contributions made by a Participating Employer on behalf of a Member pursuant to the Member's election to defer Compensation under Section 4.01.

1.15 "Employer Discretionary Contributions" means the contributions made by a Participating Employer on behalf of Members as described in Section 5.02.

1.16 "Employer Matching Contributions" means the contributions made by a Participating Employer on behalf of Members as described in Section 5.01.

1.17     "Entry Date" means January 1, April 1, July 1 and October 1.

1.18 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

1.19 "Investment Fund" means one or more of the investment vehicles made available to Participants for investment of their Accounts pursuant to Article 8.

1.20 "Member" means any Eligible Employee or former Eligible Employee who has met the participation requirements set forth in Article 3.

1.21     "Normal Retirement Age" means

(a)      with respect to Employees hired prior to April 19, 1994, age 65; and

(b) with respect to any other Employees, the later of (i) age 65 or (ii) the completion of 5 Years of Service.

1.22 "Participating Employer" means (a) the Company, (b) effective as of the Designated Date, Broadband Management Solutions, LLC, an indirect wholly-owned subsidiary of the Company and (c) any other Affiliated Company which is designated as a Participating Employer by the Board of Directors and which has adopted the Plan by proper corporate action, each with respect to its Eligible Employees from time to time. "Participating Employer" shall not include Worldbridge Broadband Services, Inc., the employees of which are eligible to participate in the Worldbridge Broadband Services 401(k) Plan. For purposes of the foregoing, the "Designated Date" is July 1, 2001 or such later date as shall be designated by the Company's Vice President, Human Resources for the initial date of participation by employees of Broadband Management Solutions, LLC.

1.23 "Plan" means the C-COR.net Corp. Retirement Savings and Profit Sharing Plan (formerly the C-COR Electronics, Inc. Retirement Savings and Profit Sharing
Plan), as amended and restated effective July 1, 1989.

1.24 "Plan Year" means (a) with respect to the Plan Year beginning July 1, 1989, the period beginning July 1, 1989 and ending March 31, 1990, (b) with respect to Plan Years beginning after March 31, 1990, the twelve (12) month period commencing April 1 and ending March 31; (c) with respect to the Plan Year beginning April 1, 1992, the period beginning April 1, 1992 and ending December 31, 1992; and (d) with respect to Plan Years beginning after December 31, 1992, the calendar year.

1.25 "Rollover Contribution" means the contribution made to the Plan by an Eligible Employee pursuant to Section 4.02 of all or part of the amount distributed to the Eligible Employee from another qualified plan.

1.26 "Trust Agreement" means the agreement between the Employer and the Trustee under which the assets are held, administered and managed.

1.27     "Trust Fund" means all assets under the Plan held by the Trustee.

1.28 "Trustee" means any person, bank, or such other trustee or trustees under the Trust Agreement as may be appointed by the Board of Directors to hold, invest and disburse the funds of the Plan.

1.29 "Valuation Date" means the last day of each calendar quarter and such other dates as may be determined by the Administrator for valuing the Trust Fund.

                                   ARTICLE 2

                  DEFINITIONS AND RULES FOR DETERMINING SERVICE

2.01 "Approved Absence" means an Employee's approved leave of absence from employment with the Company or an Affiliated Company because of military service, illness, disability, pregnancy, educational pursuits, service as a juror, or temporary employment with a government agency, or other leave of absence (including a lay-off) approved by the Company or Affiliated Company. An Approved Absence also includes any leave of absence in accordance with the requirements of the Family and Medical Leave Act of 1993. The Company or Affiliated Company shall determine the first and last days of any Approved Absence.

2.02 "Break in Service" means an Eligibility Computation Period or a Vesting Computation Period in which an Employee fails to complete more than five hundred
(500) Hours of Service with the Company or any Affiliated Company.

Solely for purposes of determining whether an Employee has a Break in Service -

(a) Hours of Service shall be recognized during an Approved Absence or a Maternity or Paternity Leave of Absence. During such absence, the Employee shall be credited with the Hours of Service which would have been credited but for the absence, or, if such hours cannot be determined, with eight hours per day.

(b) Hours of Service shall be recognized during an Approved Absence not in excess of two (2) years, or military leave while the Employee's reemployment rights are protected by law or such additional or other periods as granted by the Company or any Affiliated Company as military leave, provided the Employee returns to employment at the end of his leave of absence or within ninety (90) days of the end of his military leave, whichever is applicable.

2.03 "Eligibility Computation Period" means the twelve (12) consecutive month period beginning on an Employee's Employment Commencement Date or Employment Recommencement Date and any anniversary thereof.

2.04 "Employment Commencement Date" means the first day on which an Employee first performs an Hour of Service for the Company or an Affiliated Company.

2.05 "Employment Recommencement Date" means the first day on which an Employee performs an Hour of Service for the Company or an Affiliated Company following a Break in Service.

2.06     "Hours of Service" means the following:

(a) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, for the performance of duties for the Company or any Affiliated Company. Each such hour shall be credited to the Employee for the computation period or periods in which the duties are performed. Notwithstanding the foregoing, Eligible Employees of the

         Company or Broadband Management Solutions, LLC who had been employees of Silicon Valley Communications, Inc. ("SVCI") Convergence.com Corporation ("Convergence") or MobileForce Technologies, Inc. (now Broadband Management Solutions, LLC) ("MobileForce/Broadband") immediately prior to the date such corporation was acquired by (directly or indirectly) by the Company by merger, shall be credited with Hours of Service under the Plan for purposes of eligibility to participate and vesting, for their pre-merger service with SVCI, Convergence or MobileForce/Broadband, as the case may be, as if such service were Hours of Service with the Company.

(b) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Company or any Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. Each such hour shall be credited to the Employee for the computation period or periods in which such period occurs, subject to the following rules:

               (i) No more than 501 Hours of Service shall be credited under this paragraph (b) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period), and

              (ii)  Hours of Service will not be credited under this paragraph
                    (b) for which payment by the Company or an Affiliated Company is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws or where payment solely reimburses the Employee for medical or medically related expenses incurred by the Employee.

(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or any Affiliated Company. The same Hours of Service shall not be credited both under paragraph
         (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

(d) Hours of Service also shall include a leave of absence in accordance with the requirements of the Family and Medical Leave Act of 1993. During this absence, the Employee shall be credited with the Hours of Service which would have been credited but for such absence, or, if such hours cannot be determined, with eight hours per day.

Hours of Service credited to an individual under this Section 2.06 will be calculated and credited pursuant to Section 2530.200b-2 of the DOL Regulations which is incorporated herein by reference.

2.07 "Maternity or Paternity Leave of Absence" means an absence from work by reason of the Employee's pregnancy, birth of a child of the Employee, placement of a child with the Employee in connection with adoption, or any absence for purposes of caring for such a child for a period immediately following such birth or placement.

2.08 "Vesting Computation Period" means the twelve (12) consecutive month period beginning on an Employee's Employment Commencement Date or Employment Recommencement Date and any anniversary thereof.

2.09 "Year of Service" means a Vesting Computation Period during which an Employee has completed at least one thousand (1,000) Hours of Service with the Company or an Affiliated Company.

2.10     Rules for Crediting Service After a Break in Service.

If a Member is reemployed by the Company or an Affiliated Company after a Break in Service, the following special rules shall apply in determining his Years of
Service:

(a) In the case of a Member who is reemployed before the occurrence of 5 consecutive Breaks in Service -

               (i) Years of Service completed prior to such break will not be taken into account until the Member has completed a Year of Service following his reemployment; and

               (ii) both pre-break and post-break Years of Service will count in vesting his pre-break and post-break account balances.

(b) In the case of Member who is reemployed after the occurrence of 5 or more consecutive Breaks in Service (or he is reemployed prior to such occurrence but does not make the repayment provided for in Section 9.04) -

               (i) separate Matching Contribution Accounts and Profit Sharing Accounts will be maintained to reflect the Participant's pre-break and post-break account balances; and

               (ii) all Years of Service after such Breaks in Service will be disregarded for the purposes of vesting the pre-break account balance, but both pre-break and post-break Years of Service will count for purposes of vesting the account balance that accrues after such break.

                                   ARTICLE 3

                                 PARTICIPATION

3.01     Participation Requirements.

Effective on and after August 18, 1998, each Eligible Employee may become a Member in the Plan commencing on the earlier of:

(a) the first day of the payroll period coinciding with or next following the date he completes 30 consecutive days of employment, provided he is an Eligible Employee on such payroll date; or

(b) the Entry Date coinciding with or next following the date he completes at least 1,000 Hours of Service during an Eligibility Computation Period, provided he is an Eligible Employee on such Entry Date.

The participation requirements in effect prior to August 18, 1998 are set forth in Appendix B.

3.02     Participation Upon Return to Eligible Class.

In the event a Member ceases to be an Eligible Employee but has not incurred a Break in Service, such Employee will participate immediately upon again becoming an Eligible Employee. If such Member incurs a Break in Service, eligibility will be determined under Section 3.03 below.

In the event an Employee who is not an Eligible Employee becomes an Eligible Employee, such Employee will participate immediately if such Employee had satisfied the minimum service requirements set forth in Section 3.01 above and would have otherwise previously become a Member.

3.03     Break in Service After Participation.

If an Eligible Employee incurs a Break in Service after he becomes a Member and he later is reemployed as an Eligible Employee, he shall again become a Member in the Plan commencing on his Employment Recommencement Date.

3.04     Cessation of Participation.

An individual will cease to be eligible to participate in the Plan as of the date of his (a) transfer to a nonparticipating Affiliated Company, (b) inclusion in an ineligible job classification, or (c) termination of employment. After such date, he shall continue to be a Member only with respect to the allocation of earnings, losses and expenses made in accordance with Article 7 until the balance credited to his Account is distributed.

                                   ARTICLE 4

                             MEMBER CONTRIBUTIONS

4.01     Employee-Directed Contributions.

(a) A Member may elect for any Plan Year to have Employee-Directed Contributions made on his behalf in an amount equal to a full percentage of his Compensation from 1 percent (1%) to 10 percent (10%) or such other percentage as may be established by the Board of Directors. Such contributions shall made by the Member's employer as a reduction in the Compensation that would otherwise be payable to the Member.

(b) A Member's election to have Employee-Directed Contributions made on his behalf shall be made in the form and manner prescribed by the Administrator.

(c) A Member may change or revoke his election with respect to Employee-Directed Contributions effective upon the first day of any calendar month by delivering to the Administrator, at least 15 days prior thereto, written notice in such form and manner as prescribed by the Administrator. Notwithstanding the foregoing, the Administrator in its sole discretion may, at any time and with or without notice, permit a Member to change or revoke his election if it determines that such change or revocation is justified by individual circumstances.

(d) Employee-Directed Contributions shall be transferred by a Participating Employer to the Trust Fund as soon as practicable, but in no event later than required by Section 2510.3-102 of the DOL Regulations.

(e) Employee-Directed Contributions shall be subject to the limitations set forth in Article 6. The Administrator may reject, amend or revoke the election of any Member at any time if the Administrator determines that such change or revocation is necessary to ensure that the limitations of Article 6 are not exceeded.

4.02     Rollover Contributions.

(a) An Eligible Employee, subject to approval of the Administrator, may at any time contribute to the Trust Fund all or a portion of the cash he has received from (i) another qualified plan under circumstances meeting the requirements of Section 402(c) of the Code, or (ii) a conduit individual retirement account under circumstances meeting the requirements of Section 408(d)(3)(A)(ii) of the Code. Such Rollover Contribution must be made no later than sixty (60) days following the date on which the Eligible Employee receives distribution from such other plan or conduit individual retirement account.

(b) The Administrator may require such assurances and certifications as it may deem necessary to determine whether the amounts to be rolled over in fact meet the rollover treatment requirements of the Code and will not affect the qualification of the Plan under Section 401(a) of the Code.

                                   ARTICLE 5

                            EMPLOYER CONTRIBUTIONS


5.01     Employer Matching Contributions.

(a) Except as otherwise provided herein, for each Plan Year, each Participating Employer shall make a Employer Matching Contribution from its Profits for each Member employed by such Participating Employer who makes an Employee-Directed Contribution for such Plan Year. Such Employer Matching Contribution shall be equal to such percentage of a Member's Employee-Directed Contributions as may be determined by the Board of Directors in its sole discretion at the beginning of the Plan Year.

(b) Notwithstanding anything herein to the contrary, the Board of Directors may, in its sole discretion, change the percentage of Employer Matching Contributions (including reducing it to zero), provided that each Member affected by any such change shall, in the form and manner provided by the Administrator, be given advance notice thereof and shall be permitted to change or revoke his election to make Employee-Directed Contributions.

(c) Employer Matching Contributions made on behalf of any Participant shall be subject to the limitations set forth in Article 6.

5.02     Employer Discretionary Contributions.

(a) For each Plan Year, a Participating Employer may make a contribution to the Trust Fund in such amount as may be determined from time to time by the Board of Directors in its sole discretion.

(b) Employer Discretionary Contributions for any Plan Year shall be allocated to the Employer Discretionary Contributions Account of each Member who (i) completes at least 1,000 Hours of Service during the Plan Year and is employed by a Participating Employer on the last day of such Plan Year or (ii) dies or suffers a Disability during such Plan Year. The amount of the Employer Discretionary Contribution to be allocated to each eligible Member's Account for a Plan Year shall be equal to the ratio that such Member's Compensation for the Plan Year bears to the Compensation for all eligible Members for the Plan Year.

(c) Employer Discretionary Contributions made on behalf of any Member shall be subject to the limitations set forth in Article 6.

5.03     Transfer of Funds.

Employer Matching Contributions and Employer Discretionary Contributions shall be paid by a Participating Employer to the Trust Fund at such time or times as may be determined by the Company, but in no event later than the due date (including extensions) prescribed by law for filing the federal income tax return for the Participating Employer's taxable year for which the Employer Matching Contribution and Employer Discretionary Contribution is claimed as an income tax deduction.

5.04     Form of Contributions.

Effective on and after May 1, 1996, Employer Matching Contributions and/or Employer Discretionary Contributions to be allocated to Participants may be made, at the discretion of the Company, in cash or in Company Stock issued by the Company or purchased on a national securities exchange.

5.05     Certain Plan to Plan Transfers.

(a)      (i)     Effective as of July 1, 2000 or as soon as practicable
                 thereafter, this Plan shall be the recipient of the assets and accrued benefits of all participants and beneficiaries under
                 (1) the Convergence Systems, Inc. 401(k) Profit Sharing Plan
                 (the "Convergence Plan") and (2) the Silicon Valley
                 Communications, Inc. 401(k) Profit Sharing Plan (the "SVCI
                 Plan"), each of which is a qualified defined contribution profit sharing plan. Such assets and accrued benefits shall be transferred from the trustees of each of the Convergence Plan and the SVCI Plan to the trustee of the Plan consistent with the applicable requirements of Treas. Reg. Section 1.414(l)-1, including the requirement that the account balances for each of the former Convergence Plan participants and SVCI Plan participants as initially transferred to this Plan shall equal the account balances of such participants in the Convergence
                 Plan or the SVCI Plan, as the case may be, immediately prior to the transfer.

          (ii) Notwithstanding any provision of Article 9 or Article 11 to the contrary, the aforesaid transfer and holding of accrued benefits for any Member with respect to his interest in the Convergence Plan or SVCI Plan (1) shall not result in the elimination of Code Section 411(d)(6) protected benefits with respect to the transferred amounts, and (2) shall not cause, with respect to amounts transferred from the SVCI Plan which had been subject to a vesting schedule under that plan, such amounts to be subject to a less liberal vesting schedule under this Plan than such monies had been subject to under the SVCI Plan. In order to effectuate the protections described in the preceding sentence, the Administrator may direct the Trustee to hold such transferred amounts with respect to a Member in a separate Transfer Account for bookkeeping purposes. In the case of amounts transferred from the Convergence Plan which had been subject to a vesting schedule under that plan, such amounts shall be held pursuant to the vesting schedule described in
                 Section 9.02.

(b) Effective as of July 1, 2000 or as soon thereafter as may be administratively practicable, the Trustee of the Plan shall transfer the Accounts and associated assets with respect to

         Members who are, immediately prior to July 1, 2000, Employees of the Company in its Network Engineering department (located in State College, Pennsylvania) to the trustee of the Worldbridge Broadband Services, Inc. 401(k) Plan, to be held as a part thereof. Such transfer shall comply with the applicable requirement of Treas. Reg. Section 1.414(l)-1 and shall preserve the protected benefits of such Members as required by Code section 411(d)(6) and the regulations thereunder.

                                   ARTICLE 6

                         LIMITATIONS ON CONTRIBUTIONS

6.01     Definitions.

The following definitions shall apply for purposes of this Article 6:

(a) "Annual Addition" means, effective for Plan Years beginning after December 31, 1986, the sum of the following amounts allocated to a Participant's Account during the Limitation Year:

               (i)      employer contributions,

               (ii)     employee contributions,

               (iii)    forfeitures, and

               (iv) amounts described in Sections 415(l)(1) and 419(A)(d)(2) of the Code.

The amount of a Participant's Annual Additions shall be determined without regard to the limitations set forth in Sections 6.02, 6.03, 6.04 and 6.05.

(b)      "414(s) Compensation" means

               (i) wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c) of the Income Tax Regulations), and including employer contributions made pursuant to a compensation reduction agreement which are not includible in the gross income of an Eligible Employee under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code) but
                      excluding the following:

                         (A) employer contributions to a plan of deferred
                      compensation which are not includible in the employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan, or any distributions from a plan of deferred compensation (other than employer contributions made pursuant to a compensation reduction agreement which are not includible in the gross income of an Eligible Employee under Sections 125, 402(a)(8), 402(h) or 403(b) of the
                      Code);

                         (B) amounts realized from the exercise of a non-
                      qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                         (C) amounts realized from the sale, exchange or other
                      disposition of stock acquired under a qualified stock option; and

                         (D) other amounts which received special tax benefits,
                      or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Internal Revenue Code (whether or not the contributions are actually excludable from the gross income of the employee).

               (ii) Notwithstanding the foregoing, the Company may select any other definition of 414(s) Compensation for any Plan Year which meets the following requirements:

                         (A) the definition selected for the Plan Year must
                      satisfy the requirements of Section 1.414(s)-1(c) of the Income Tax Regulations;

                         (B) the definition selected for the Plan Year must be
                      applied in accordance with the consistency rule set forth in Section 1.414(s)-1(b)(2) of the Income Tax Regulations.

The maximum amount of 414(s) Compensation that may be taken into account in any Plan Year shall not exceed the dollar limitation contained in Section 401(a)(17) of the Code in effect as of the beginning of the Plan Year.

(c) "415 Compensation" means wages as defined in Section 3401(a) of the Code and all other payments of compensation to an employee by his employer (in the course of the employer's trade or business) for which the employer is required to furnish the employee a written statement under Sections 6041(d), 6051(a)(3), and 6052 of the Code.

The maximum amount of 415 Compensation that may be taken into account in any Plan Year shall not exceed the dollar limitation contained in Section 401(a)(17) of the Code in effect as of the beginning of the Plan Year.

(d) "Highly Compensated Employee" means, with respect to any Plan Year beginning after December 31, 1996,

               (i) any Employee who was a 5-percent owner at any time during the Plan Year or the preceding Plan Year; or

               (ii) any Employee who during the preceding Plan Year, (A) received 414(s) Compensation in excess of the dollar limitation set forth in Section 414(q)(1)(B) of the Code in effect at the beginning of such year, and (B) if the Company elects, was a member of the top-paid 20% of Employees during such Plan Year.

The term "Highly Compensated Employee" as in effect for Plan Years beginning prior to January 1, 1997 is set forth in Appendix B.

(e)      "Limitation Year" means the Plan Year.

(f) "Non-highly Compensated Employee" means an Employee who is neither a Highly Compensated Employee nor a "Family Participant" (within the meaning of Section 414(q)(6)(B) of the Code).

6.02     Maximum Annual Limitation on Employee-Directed Contributions.

(a) Effective for Plan Years beginning after December 31, 1986, in no event shall a Participant's Employee-Directed Contributions made under the Plan, or any other qualified plan maintained by the Company or any Affiliated Company, during any calendar year exceed the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such year.

(b) Notwithstanding any other provision of the Plan, Employee-Directed Contributions which exceed the dollar limitation determined under paragraph (a) for a calendar year, plus any income or minus any loss allocable thereto, shall be distributed to affected Participants no later than April 15 of the following calendar year. The amount of income or loss allowable to such Employee-Directed Contributions shall be determined in accordance with the procedures set forth in Appendix A.

6.03 Limitations on Employee-Directed Contributions Applicable to Highly Compensated Employees.

(a) Effective for Plan Years beginning after December 31, 1986, the Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the greater of:

               (i) the Actual Deferral Percentage for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

               (ii) the Actual Deferral Percentage for Participants who are Non-
                    highly Compensated Employees for the Plan Year multiplied by 2.0, provided that the Actual Deferral Percentage for Participants who are Highly Compensated Employees does not exceed the Actual Deferral Percentage for Participants who are Non-highly Compensated Employees by more than 2 percentage points.

(b) "Actual Deferral Percentage" means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each participant in such group) of (i) the amount of Employee-Directed Contributions actually paid over to the trust on behalf of such Participant for the Plan Year to (ii) the Participant's 414(s) Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

(c) The limitations set forth in this Section 6.03 shall be determined after application of the annual dollar limitations set forth in Section 6.02.

6.04 Limitations on Employer Matching Contributions Applicable to Highly Compensated Employees.

(a) Effective for Plan Years beginning after December 31, 1986, the Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the greater of:

               (i) the Actual Contribution Percentage of the Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

               (ii) the Actual Contribution Percentage for Participants who are
                    Non-highly Compensated Employees for the Plan Year multiplied by 2.0, provided that the Actual Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the Actual Contribution Percentage for Participants who are Non-highly Compensated Employees by more than 2 percentage points.

(b) "Actual Contribution Percentage" means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each participant in such group) of (i) the amount of Employer Matching Contributions actually paid over to the trust on behalf of such Participant for the Plan Year to (ii) the Participant's 414(s) Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

6.05 Combined Limitations on Employee-Directed Contributions and Employer Matching Contributions.

Effective for Plan Years beginning after December 31, 1986, in no event shall the Actual Deferral Percentage or the Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year exceed the multiple use limitation set forth in Section 1.401(m)-2 of the Income Tax Regulations. The limitations set forth in this Section 6.05 shall be determined after application of the limitations set forth in Sections 6.03 and 6.04.

6.06 Correction of Excess Employee-Directed Contributions and Excess Employer Matching Contributions.

In the event that any of the limitations set forth in Sections 6.03, 6.04, and
6.05 are exceeded for any Plan Year, the Administrator shall take one or more (either alone or in combination) of the following corrective actions no later than the last day of the following Plan Year:

(a) Notwithstanding any other provision of this Plan, excess Employee-Directed Contributions with respect to a Plan Year, plus any income or minus any loss allocable thereto, shall be distributed to Participants on whose behalf such excess contributions were made. The amount of a Participant's excess Employee-Directed Contributions shall be determined in accordance with the procedures set forth in Appendix B.

(b) Notwithstanding any other provision of this Plan, excess Employer Matching Contributions with respect to a Plan Year, plus any income or minus any loss allocable thereto, shall be treated as follows:

               (i) To the extent not yet vested, such excess contributions shall be treated as forfeitures with respect to Participants on whose behalf such excess contributions were made. Amounts forfeited pursuant to this Section 6.06(b) shall be applied to reduce employer contributions in accordance with Section 9.04.

               (ii) If not forfeitable, such excess contributions shall be distributed to Participants on whose behalf such excess contributions were made.

The amount of a Participant's excess Employer Matching Contributions shall be determined in accordance with the procedures set forth in Appendix B.

(c) The Employer may make "Qualified Nonelective Contributions" (within the meaning of Section 1.401(k)-1(g)(7) of the Income Tax Regulations) to the Plan on behalf of Participants who are Non-highly Compensated Employees for such Plan Year. The amount of the Qualified Nonelective Contributions to be allocated to each such Participant's Account shall be equal to the ratio that such Participant's Compensation for the Plan Year bears to the Compensation for all such Participants who are Non-highly Compensated Employees.

6.07     Forfeiture of Employer Matching Contributions.

Notwithstanding anything in this Plan to the contrary, Employer Matching Contributions shall be forfeited to the extent that such contributions relate to excess Employee-Directed Contributions made on behalf of a Participant.

6.08     Limitations on Contributions Applicable to All Participants.

(a) In no event shall the Annual Addition to a Participant's Account for any Limitation Year exceed the lesser of:

               (i) $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year), or

               (ii) 25 % of the Participant's 415 Compensation for the
                    Limitation Year.

(b) If a Participant also is covered under another defined contribution plan, a welfare benefit fund (as defined in Section 414(j) of the Code), or an individual medical account (as defined in Section 415(l)(2) of the Code), maintained by an Employer, then the Annual

         Addition which may be credited to a Participant's Account under paragraph (a) above for any Limitation Year shall be reduced by the Annual Additions credited to the Participant's account under such other plans and welfare benefit funds for the same limitation year.

(c) If a Participant also participates, or has previously participated, in one or more defined benefit plans (as defined in Section 414(j) of the Code) maintained by an Employer, then in no event shall the sum of the Participant's Defined Contribution Fraction (as defined in Section 415(e)(3) of the Code) and the Participant's Defined Benefit Fraction (as defined in Section 415(e)(2) of the Code) for such Participant exceed 1.0 in any Limitation Year. If such limitation is exceeded, then Participant's Annual Addition to this Plan shall be reduced to the extent necessary so that such fraction does not exceed 1.0, but only if the defined benefit plan in which the Participant is participating does not permit a reduction of the Participant's benefit thereunder that would reduce such fraction to 1.0.

(d) Solely for purposes of this Section 6.08, the term "Employer" means any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code as modified by Section 414(h)) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

6.09     Reduction of Excess Annual Additions.

In the event that the Annual Addition credited to a Participant's Account exceeds the limitations contained in Section 6.08 of the Plan in any Limitation Year, then such excess Annual Addition shall be reduced as follows:

(a) First, the amount of his Employer Discretionary Contributions shall be reduced to the extent that such reduction results in a reduction of the amount by which a Participant's Annual Addition exceeds such limitations.

(b) Second, the amount of his Employer Matching Contributions shall be reduced to the extent that such reduction results in a reduction of the amount by which a Participant's Annual Addition exceeds such limitations.

(c) Third, the amount of his Employee-Directed Contributions shall be reduced. Any reduction of Employee-Directed Contributions shall be paid to the Participant as soon as administratively feasible.

Any reduction of Employer Discretionary Contributions or Employer Matching Contributions shall be held unallocated in a suspense account and applied to reduce employer contributions in succeeding Plan Years in accordance with
Section 9.05.

Notwithstanding anything contained herein or in the Trust Agreement to the contrary, if the Plan is terminated while there remains a balance in any suspense account, such amounts shall be paid to the Participating Employer which contributed said amounts.

6.10     Deduction Limitation Applicable to Employer Contributions.

In no event shall the amount of Employer contributions for any Plan Year exceed the amount deductible with respect to such Plan Year under Section 404 of the Code.

                                   ARTICLE 7

                               MEMBERS' ACCOUNTS

7.01     Separate Accounts.

An Account in the Trust Fund shall be established and maintained for each Member. The records of each such Account shall reflect the manner in which each Account is invested and the value of such investments, any withdrawals by or distributions to the Member or other persons, any charges or credits made to such Account, and such other information as the Administrator or the Trustee may deem appropriate.

7.02     Contributions to Accounts.

All contributions made by a Participating Employer on behalf of a Member or made by a Member on his own behalf, shall be paid to the Trustee and shall be allocated to the Member's Account in accordance with the provisions of this Plan.

7.03     Valuation of Accounts.

The value of each Member's Account shall be determined as of each Valuation Date, at which time the Administrator shall adjust the balance of each Member's Account to reflect any of the following which have occurred since the last Valuation Date:

(a) contributions, withdrawals, distributions and other charges or credits attributable to the Member's Account;

(b) with respect to any amounts credited to the Member's Account which are not invested in any of the Investment Funds, the net increase or decrease, as the case may be, in the value of the Trust Fund due to investment earnings, gains or losses and any expenses of the Trust Fund, which adjustment shall be made in the same proportion that the balance in the Member's Account as of the last Valuation Date (reduced by any withdrawals, distributions or transfers from such Account since the last Valuation Date and by the principal amount of all outstanding loans to such Member) bore to the total balance of all Members' Accounts (as so reduced) as of such last Valuation Date; provided, however, that if separate investment funds are maintained pursuant to ARTICLE8, such adjustment shall be made for each such fund in the same proportion that the balance of the Member's Account invested in such fund bears to the total balance in all Members' Accounts invested in such fund; and

(c) the net earnings, gains, losses and expenses and any appreciation or depreciation in market value of the Investment Funds selected by the Member for investment of his Account.

                                   ARTICLE 8

                     TRUST FUND AND INVESTMENT OF ACCOUNTS

8.01     Trust Fund and Trustees.

The Administrator may execute a Trust or Trusts with a Trustee or Trustees to establish a Trust Fund under the Plan. Any Trust Agreement is designated as, and shall constitute, a part of this Plan and all rights which may accrue to any person under the Plan shall be subject to the terms and conditions of such Trust Agreement. The Administrator may modify the Trust Agreement from time to time to accomplish the purposes of the Plan.

8.02     Investment Funds.

The Administrator shall select such investment vehicles as it determines appropriate to meet the requirements of Section 404(c) of ERISA and the regulations thereunder relating to the investment of Members' Accounts at the direction of the Members. The Administrator may select such additional investment vehicles as it determines appropriate for the investment of Members' Accounts. The Administrator may prescribe such rules and restrictions on the investment of Members' Accounts in any such investment vehicle as it deems appropriate.

8.03     Investment Direction.

(a) The Administrator, or its designees, shall provide Members with such information and materials with respect to the Investment Funds as may be required by Section 404(c) of ERISA.

(b) A Member shall have the right to direct the Administrator to invest his Account in any of the Investment Funds. A Member's investment direction (or any change in his investment direction) shall be made in the manner and in such form as the Administrator shall direct.

(c) A Member's investment election (or any change in his investment election) shall be made in increments of 10 percent.

(d) A Member's investment election shall remain in effect until the Member properly files a change of election with the Administrator. In the event that any Member shall not have directed the investment of all or a portion of the balance in his account at any time, the Member shall be deemed to have directed that such balance be invested in a balanced portfolio fund and such assets shall remain in such Investment Fund until such time as the Member directs otherwise.

(e) A Member may change his investment election with respect to existing investments, new contributions, or both, effective as of the first day of any calendar month. Such change must be made in writing or in accordance with such other methods as may be established by the Administrator in accordance with the requirements of Section 404(c) of ERISA.

8.04     Limitations on Investment in Company Stock Prior to April 1, 1994.

(a) Employer Matching Contributions and Employer Discretionary Contributions shall be invested in Company Stock unless a Member directs the Trustee to invest such contributions in another Investment Fund in accordance with Section 8.03. If a Member elects to instruct the Trustee to invest all or a portion of the Employer Matching Contributions or Employer Discretionary Contributions made on his behalf in an Investment Fund other than Company Stock, such amounts shall not thereafter be eligible to be invested in Company Stock.

(b)      The investment limitations set forth in this Section 8.04 -

               (i) shall not apply to new contributions made on or after April 1, 1994, and

               (ii) shall not apply on or after July 1, 1994 (or as soon as administratively practicable thereafter) with respect to amounts invested in Company Stock prior to April 1, 1994.

8.05     Insider Trading Restrictions.

Effective September 1, 1993, the following rules shall apply to any Member who is subject to the insider trading restrictions of Section 16(b) of the Securities Exchange Act of 1934:

(a)      Notwithstanding Sections 8.03 and 8.04, a Member described in this
         Section 8.05 may make an election to transfer funds from investments in Company Stock only once in any 6-month period and such election may be made only during the 10-day period beginning on the third business day following the date of release by the Company of the quarterly financial data specified in Section 16b-3(e)(1)(ii) of the SEC Regulations.

(b) In the event that a Member described in this Section 8.05 makes a withdrawal pursuant to ARTICLE10, all or a portion of which is attributable to Company Stock, then such Participant shall be subject to the investment election and transfer restrictions set forth in
         Section 16b-3(d) of the SEC Regulations.

8.06     Member's Rights With Respect to Company Stock.

(a) Each Member or Beneficiary who has shares of Company Stock allocated to his Account, whether or not vested, shall have the right to direct the Designated Fiduciary as to the exercise of voting, tender, and other stockholder rights with respect to such Company Stock.

(b) The Designated Fiduciary shall exercise voting, tender, and other stockholder rights in accordance with the instructions received from Members with respect to Company Stock. For this purpose, the Designated Fiduciary shall combine fractional shares and exercise rights with respect to such shares to the extent possible to reflect the instructions of the Members.

(c) In the event that a Member fails to provide timely or valid instructions as to how rights with respect to his Company Stock shall be exercised, or in the case of Company Stock held by the Trust which are not allocated to Members' Accounts, the Designated Fiduciary shall exercise rights with respect to such Company Stock, as it, in its sole discretion, determines appropriate and in accordance with its fiduciary obligations under ERISA.

(d) All information and instructions received from Members or Beneficiaries with respect to the exercise of voting, tender, and other stockholder rights shall be held in the strictest confidence by the Administrator and the Designated Fiduciary, except to the extent necessary to comply with federal laws or state laws not preempted by ERISA.

                                   ARTICLE 9

                            VESTING AND FORFEITURE

9.01     Employee-Directed Contributions Account and Rollover Contributions
         Account.

A Member's interest in his Employee-Directed Contribution Account and Rollover Contributions Account, if any, shall be fully vested and nonforfeitable at all times.

9.02 Employer Matching Contributions Account and Employer Discretionary Contributions Account.

(a) Upon a Member's Disability, death or attainment of Normal Retirement Age while an Employee, his interest in his Employer Matching Contributions Account and Employer Discretionary Contributions Account, shall be fully vested and nonforfeitable.

(b) If a Member terminates employment before Normal Retirement Age for any reason other than Disability or death, his vested interest in his Employer Matching Contributions Account and Employer Discretionary Contributions Account shall be determined in accordance with the following schedule:


         Completed Years of Service             Vested Interest
         --------------------------             ---------------
Less than 1 year                                       0%
1 year but less than 2                                 20%
2 years but less than 3                                40%
3 years but less than 4                                60%
4 years but less than 5                                80%
5 years or more                                       100%

9.03     Forfeiture.

(a) If a Member terminates employment and elects to receive or is deemed to receive his entire vested interest in his Employer Matching Contributions Account and his Employer Discretionary Contributions Account, the nonvested portion of such accounts shall be treated as a forfeiture. For purposes of this Section 9.03, if the value of a Member's vested account balance is zero, then such Member shall be deemed to have received a distribution of his entire vested account balance as of the date of his termination of employment.

(b) If a Member terminates employment and elects to receive distribution of his vested interest in his Account in installments, then the part of the nonvested portion of his Account which will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator or which is the amount of the distribution attributable to employer contributions and the denominator of which is the total value of the vested employer derived account balance.

9.04     Restoration of Forfeitures.

(a) In the case of a Member who received a distribution of his entire vested account balance under the Plan and who again becomes an Employee, then the amount forfeited pursuant to Section 9.03 shall be restored if he repays the full amount of the distribution before the earlier of:

               (i) 5 years after the first date on which the Member is subsequently reemployed; or

               (ii) the date the Member incurs 5 consecutive Breaks in Service following the date of the distribution.

(b) In the case of a Member who is deemed to have received a distribution of his entire vested account balance and who again becomes an Employee, then the amount forfeited pursuant to Section 9.03 shall be restored if the Member again becomes an Employee before the date on which he incurs 5 consecutive Breaks in Service.

(c) A Member who is reemployed after the occurrence of 5 consecutive Breaks in Service shall not have any restoration rights with respect to the previously forfeited balance in his Employer Matching Contributions Account and Employer Discretionary Contributions Account.

9.05     Application of Forfeitures.

Except as provided in Section 9.04, forfeitures shall be used to reduce the amount of Employer Matching Contributions and Employer Discretionary Contributions which are to be made by the Participating Employer for the Plan Year in which such forfeitures occur.

9.06     Change in Vesting Schedule.

If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the calculation of a Member's vested interest in his Employer Matching Contributions Account and Employer Discretionary Contributions Account, or if the Plan is deemed amended by an automatic change to or from the top-heavy vesting schedule, each Member with at least three (3) Years of Service may elect to have his vested interest calculated under the Plan without regard to such amendment or change. A Member's election under this Section must be made during the period beginning with the date the amendment is adopted or deemed to be made and ending on the latest of:

(a)      sixty (60) days after the amendment is adopted;

(b)      sixty (60) days after the amendment becomes effective; or

(c) sixty (60) days after the Member is issued written notice of the amendment by the Participating Employer.

                                  ARTICLE 10

                 WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT

10.01    Withdrawals Permitted At Any Time.

A Member may, in the form and manner and at such times as may be prescribed by the Administrator, direct payment to himself of part or all of the balance of his Rollover Contributions Account.

10.02    Financial Hardship.

Upon evidence of "hardship" satisfactory to the Administrator, a Member may, in the form and manner prescribed by the Administrator, withdraw in cash that part of the Employee-Directed Contributions allocated to his Employee-Directed Contributions Account which the Administrator determines is needed by the Member on account of such hardship. For this purpose, `hardship' shall mean immediate and heavy financial need of the Member that cannot be met by other reasonably available financial resources of the Member.

The Administrator's determination as to whether a hardship exists and the amount necessary to be distributed on account of such hardship shall be made in accordance with the following rules:

(a) A hardship exists if the Administrator determines that the distribution is necessary to pay any of the following expenses:

               (i) medical expenses (described in Section 213(d) of the Code) incurred by the Member, his spouse, or any of his dependents (as defined in Section 152 of the Code);

               (ii) purchase (excluding mortgage payments) of a principal residence for the Member;

               (iii)  funeral expenses for a member of the Member's family;

               (iv) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Member, his spouse, children, or dependents; or

               (v) payment to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence.

(b) The Administrator shall not permit a hardship withdrawal to be made unless it determines, based upon all relevant facts and circumstances, that the amount to be distributed is not in excess of the amount required to relieve the financial need and that such need cannot be satisfied from other resources reasonably available to the Member. For this purpose, the Member's resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Member. A distribution may be treated as necessary to satisfy a financial need if the Administrator relies upon the Member's written representations, unless the Administrator has actual knowledge to the contrary, that the need cannot be relieved:

               (i) through reimbursement or compensation by insurance or otherwise;

               (ii) by reasonable liquidation of the Member's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

               (iii) by cessation of elective deferrals and voluntary contributions under the Plan; or

               (iv) by other distribution or loans from the Plan or any other qualified retirement plan, or by borrowing from commercial sources on reasonable commercial terms.

(c) Notwithstanding subsection (b), the Administrator may permit a hardship withdrawal to be made if it determines that all of the following conditions are satisfied:

               (i) the distribution is not in excess of the amount to the immediate and heavy financial need of the Member (including any amounts necessary to pay any federal, state or local income taxes or penalties which may result from the distribution);

               (ii) the Member has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Company or any Affiliated Company;

               (iii) the Plan, and all other plans maintained by the Company or any Affiliated Company, provide that the Member's elective deferrals and voluntary employee contributions will be suspended for at least twelve (12) months after receipt of the hardship distribution; and

               (iv) the Plan, and all other plans maintained by the Company and any Affiliated Company, provide that the Member may not make elective deferrals for the Member's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code
                      Section 402(g) for such next taxable year less the amount of such Member's elective deferrals for the taxable year of the hardship distribution.

(d) Hardship withdrawals from a Member's 401(k) Account shall not include any income allocable to the Member's Employee-Directed Contributions.

10.03    Withdrawals After Vesting.

A Member who is 100% vested in his Employer Matching Contributions Account and Employer Discretionary Contributions Account may, in the form and manner prescribed by the Administrator, withdraw in cash that part of such Accounts which the Administrator determines is needed by the Member on account of a hardship described in Section 10.02.

10.04    General Rules Applying to Withdrawals.

The following rules shall apply to withdrawals made under this ARTICLE10:

(a) Distribution of any withdrawal under this Article shall be made as soon as practicable following the Valuation Date selected by the Administrator for effecting such payment, unless the Administrator, in its sole discretion, elects to make payment earlier.

(b) A Member may not make a withdrawal from his Account more often than once in any Plan Year or at such other times as may be permitted pursuant to uniform rules prescribed by the Administrator.

(c) Any withdrawal made under this Article 10 shall be at least in the amount of One Thousand Dollars ($1,000).

(d) Effective for withdrawals made after December 31, 1992, a Member or a designated Beneficiary who is the Member's spouse may elect to have all or any portion of the amount withdrawn pursuant to this Article 10 (but in no event less than $500) which is eligible for rollover distribution under Section 402(c) of the Code transferred directly to an eligible retirement plan as determined in accordance with the procedures set forth in Appendix B.

                                  ARTICLE 11

                 DISTRIBUTION AFTER TERMINATION OF EMPLOYMENT

11.01    Termination of Employment Prior to Normal Retirement Age.

In the event a Member terminates employment with the Company or an Affiliated Company prior to attaining Normal Retirement Age for any reason other than death, he shall be entitled to receive a distribution of the vested balance in his Account as of the Valuation Date coincident with or next following his termination of employment.

(a) If the vested balance of the Member's Account does not exceed $5,000, distribution shall be made as soon as practicable following the earlier of:

               (i) the date on which the Administrator receives a properly completed distribution election form; or

               (ii) the expiration of the 90-day period beginning on the date on which the Administrator provides the notice required by
                    Section 402(f) of the Code to the Member.

(b) If the vested balance of a Member's Account exceeds $5,000, no distribution will be made without the Member's prior written consent. If such consent is not given, distribution shall be made as soon as practicable following the earlier of:

               (i) the date on which the Administrator receives a properly completed distribution election form; or

               (ii) the later of the Member's attainment of Normal Retirement
                    Age or the expiration of the 90-day period beginning on the date on which the Administrator provides the notices required by Section 402(f) of the Code and Treasury Regulation Section 1.411(a)-11(c) to the Member.

11.02    Termination of Employment At or After Normal Retirement Age.

In the event a Member terminates employment with the Company or an Affiliated Company at or after attaining Normal Retirement Age, he shall be entitled to receive a distribution of the balance in his Account as of the Valuation Date coincident with or next following his termination of employment. Distribution shall be made as soon as practicable following the earlier of:

               (i) the date on which the Administrator receives a properly completed distribution election form; or

               (ii) the expiration of the 90-day period beginning on the date on which the Administrator provides the notices required by
                    Section 402(f) of the Code and IRS Regulation (S) 1.411(a)- 11(c) to the Member.

11.03    Death.

(a) In the event a Member dies before payment of his Account begins, his designated Beneficiary or his estate shall be entitled to receive distribution of the Account as of the Valuation Date coincident with or next following his death. Distribution shall be made as soon as practicable following the earlier of:

               (i) the date on which the Administrator receives a properly completed distribution election form; or

               (ii) the expiration of the 90-day period beginning on the date on which the Administrator provides the notices required by
                    Section 402(f) of the Code and IRS Regulation (S) 1.41l(a)- l1(c) to the designated Beneficiary.

(b) Notwithstanding paragraph (a), in no event shall distribution of the Account begin later than:

               (i)  if (A) the designated Beneficiary is the Member's Spouse and
                    (B) the balance of the Member's Account exceeds $5,000, the date on which the Member would have attained age 70-1/2; or

               (ii) in any other case, one year after the Member's death.

11.04    Form of Payment Following Termination of Employment.

(a) If the Member's vested balance in his Account as of the Valuation Date coinciding with or next following the date of the Member's termination of employment is $5,000 or less, the Account shall be distributed in a single lump sum cash payment.

(b) If the Member's vested balance in his Account exceeds $5,000, the Member may elect to have his Account distributed by either of the following methods:

               (i)  In a single lump sum cash payment; or

               (ii) In substantially equal annual cash installments over a period specified by the Member not extending beyond the shorter of (i) 10 years or (ii) the life expectancy of the Member or the joint and last survivor expectancy of the Member and his Beneficiary.

(c) If a Member's Account is to be distributed in a single lump sum payment, the Member may elect to have the portion of his or her Account which is invested in Company Stock distributed in a cash payment or in the form of whole shares of Company Stock which are attributable to such Account as of the applicable Valuation Date. The remaining balance of the Account will be distributed in cash.

11.05    Form of Payment of Death Benefits.

(a) If the Member's vested balance in his Account as of the Valuation Date coinciding with or next following the date of the Member's termination of employment is $5,000 or less, the Account shall be distributed in a single lump sum cash payment.

(b) If the balance in the Member's Account exceeds $5,000, the Account shall be distributed in the form elected by the Member in accordance with Section 11.06(c). If a Member does not have an election in effect at the time of his death, or if no Beneficiary is designated or survives the Member, the Member's Account shall be distributed in a single lump sum cash payment.

(c) In the event a Member dies after the commencement of installment payments under the Plan, the remaining portion of such benefits will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Member's death.

(d) The Administrator may establish rules permitting a Beneficiary who is receiving payment of benefits in installments to elect to have the balance of the benefits distributed in a single lump sum payment.

(e) If a Member's Account is to be distributed to his or her Beneficiary in a single lump sum payment, the Beneficiary may elect to have the portion of the Account which is invested in Company Stock distributed in a cash payment or in the form of whole shares of Company Stock which are attributable to such Account as of the applicable Valuation Date. The remaining balance of the Account will be distributed in cash.

11.06    Beneficiary Designation; Election of Form of Death Benefit.

(a) Each Member may designate, in the form and manner prescribed by the Administrator, one or more persons as the Beneficiary of his Account; provided, however, that if the Member is survived by a spouse, such spouse shall be the Member's sole Beneficiary unless the spouse consents, in writing, to the Member's designation of one or more other persons to be the Beneficiary of all or a portion of the Member's Account. Any Beneficiary designation made by a Member may be changed or revoked by the Member at any time or from time to time during his lifetime; provided, however, that any such change or revocation shall not reduce the portion of the Account payable to his spouse without the written consent of the spouse. Any written consent required of a Member's spouse shall acknowledge the effect of the consent and shall be witnessed by a representative of the Plan or a notary public. The consent of a spouse shall not be required if the Administrator determines that the spouse cannot be located or that the Code and ERISA otherwise do not require such consent.

(b) If no Beneficiary is designated or survives the Member, the Member's Account shall be paid to his estate.

(c) A Member may elect, in the form and manner prescribed by the Administrator, to have his Account distributed in the event of his death by either of the following methods:

               (i)    In a single lump sum cash payment; or

               (ii) In substantially equal annual cash installments over a period specified by the Member not extending beyond the shorter of (i) 10 years or (ii) the life expectancy of the Member's designated Beneficiary.

11.07    Direct Transfer of Eligible Rollover Distribution.

Effective for distributions made after December 31, 1992, a Member or a designated Beneficiary who is the Member's spouse may elect to have all or any portion of his Account which is eligible for rollover distribution under Section 402(c) of the Code transferred directly to an eligible retirement plan as determined in accordance with the procedures set forth in Appendix B.

11.08    Rules Applying to Installment Distributions.

If a Member elects to have his Account distributed in installments, the amount to be so distributed each year must be at least equal to the quotient obtained by dividing the Member's benefit by the life expectancy of the Member and his designated Beneficiary. Life expectancy and joint and last survivor expectancy shall be computed by the use of the return multiples contained in Section 1.72-9 of the Income Tax Regulations. For purposes of this computation, a Member's life expectancy may be recalculated no more frequently than annually; however, the life expectancy of a designated Beneficiary, other than the Member's spouse, may not be recalculated. If the Member's spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Member.

11.09    Mandatory Distribution.

Notwithstanding any other Plan provisions:

(a) The payment of a Plan benefit to any Member who is a "5% Owner" (as defined in Section 416 of the Code) of a Participating Employer at any time during the five-Plan-Year period ending in the calendar year in which he attains age 70 1/2 , shall be paid, or commence to be paid, no later than April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2, even if he is still actively working.

(b) The payment of a Plan benefit to any Member who is not described in paragraph (a) above shall be paid, or commence to be paid, no later than April 1 of the calendar year following the later of (1) the calendar year in which he attains age 70 1/2, or (2) the calendar year in which he retires (his "Required Beginning Date"). Notwithstanding the foregoing, any Member who is actively employed by a Participating Employer and who attains age 70 1/2 on or after January 1, 1997 and prior to December 31, 2000 shall be permitted, in accordance with rules promulgated by the Administrator, to request and receive, or begin to receive, distribution of his Plan benefit as of any date on or after the date he attains age 70 1/2 and prior to his Required Beginning Date.

                                  ARTICLE 12

                                ADMINISTRATION

12.01    Plan Administrator.

The Company shall be the "Administrator" of the Plan within the meaning of
Section 3(16)(A) of ERISA and the "Named Fiduciary" for purposes of Section 402(a)(2) of ERISA. Such duties shall be performed on behalf of the Company by such person or committee as may be appointed by the Board of Directors.

12.02    Administrator's Authority and Powers.

(a) The Administrator shall have full authority and power to administer and construe the Plan, subject to applicable requirements of law. Without limiting the generality of the foregoing, the Administrator shall have the following powers and duties:

               (i) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

               (ii) To interpret the Plan, its interpretation thereof to be final and conclusive on all persons claiming benefits under the Plan;

               (iii) To decide all questions concerning the Plan, including the eligibility of any person to participate in the Plan and the status and rights of any Member or Beneficiary under the Plan; and

               (iv)   To exercise all other powers specified in the Plan.

(b) The Administrator may adopt such rules for the conduct of its affairs as it deems appropriate.

12.03    Delegation of Duties.

The Administrator may delegate such of its duties and may engage such experts and other persons as it deems appropriate in connection with administering the Plan. The Administrator shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by them in good faith in reliance upon any opinions or reports furnished them by any such experts or other persons.

12.04    Fiduciary Responsibilities With Respect to Company Stock.

The Administrator shall appoint a person who is not affiliated with the Company or an Affiliated Company to act as the Designated Fiduciary with respect to all matters affecting Members' rights with respect to Company Stock as described in
Section 8.06. Such fiduciary shall have the authority and power to take any such actions as it deems necessary or appropriate to ensure that such rights are enforced.

12.05    Compensation of Administrator.

No person or member of a committee serving as the Administrator who is a full time employee of a Participating Employer shall receive any compensation for his services as Administrator. Any expenses of the Administrator shall be paid from the Trust Fund, unless paid by the Participating Employers.

12.06    Exercise of Discretion.

Any person with any discretionary power in the administration of the Plan shall exercise such discretion in a nondiscriminatory manner and shall discharge his duties with respect to the Plan in a manner consistent with the provisions of the Plan and with the standards of fiduciary conduct contained in Title 1, Part 4, of ERISA.

12.07    Fiduciary Liability.

In administering the Plan, neither the Administrator nor any person or member of a committee serving as the Administrator nor any person to whom the Administrator delegates any duty or power in connection with administering the Plan shall be liable, except in the case of his own willful misconduct, for:

(a)      any action or failure to act,

(b)      the payment of any amount under the Plan,

(c)      any mistake of judgment made by him or on his behalf, or

(d) any omission or wrongdoing of any other member of the Administrator. No person or member of a committee serving as the Administrator shall be personally liable under any contract, agreement, bond, or other instrument made or executed by him or on his behalf as a member of a committee serving as the Administrator.

12.08    Indemnification by Employer.

To the extent not compensated by insurance or otherwise, the Participating Employers shall indemnify and hold harmless each person and each member of a committee serving as the Administrator, and each employee of a Participating Employer designated by the Administrator to carry out fiduciary responsibility with respect to the Plan from any and all claims, losses, damages, expenses (including counsel fees approved by the Company) and liabilities (including any amount paid in settlement with the approval of the Company), arising from any act or omission of such member or employee, except where the same is judicially determined to be due to willful misconduct of such member or employee. Anything herein to the contrary notwithstanding, no assets of the Plan may be used for any such indemnification.

12.09    Plan Participation by Fiduciaries.

No person who is a fiduciary with respect to the Plan shall be precluded from being a Member therein upon satisfying the requirements for eligibility.

12.10    Missing Persons.

If the Administrator is unable to locate a Member or Beneficiary within five (5) years after an Account becomes payable, the Administrator shall mail notice by registered mail to the last known address of such person outlining the following action to be taken unless such person makes written reply to the Administrator within sixty (60) days from the mailing of such notice: the Administrator shall direct that the amount of such Account shall be treated as a forfeiture for the current Plan Year; provided, however, that in the event of the, subsequent reappearance of such Member or Beneficiary prior to the termination of the Plan, such forfeiture shall be restored to such Account.

12.11    Claims Procedure.

All claims for benefits under the Plan by a Member or his Beneficiary with respect to benefits not received by such person shall be made in writing to the Administrator, which shall review such claims. If the Administrator believes that a claim should be denied, it shall notify the claimant in writing of the denial within ninety (90) days after its receipt of the claim. Such notice shall:

(a) set forth the specific reasons for the denial, making reference to the pertinent provisions of the Plan or the Plan documents on which the denial is based;

(b) describe any additional material or information that should be received before the claim may be acted upon favorably, and explain why such material or information, if any, is needed; and

(c) inform the person making the claim of his right pursuant to this Section to request review of the decision by the Administrator.

Any such person who believes that he has submitted all available and relevant information may appeal a denial of a claim to the Administrator by submitting a written request for review to the Administrator within sixty (60) days after the date on which such denial is received. Such period may be extended by the Administrator for good cause. The person making the request for review may examine pertinent Plan documents. The request for review may discuss any issues relevant to the claim. The Administrator shall decide whether or not to grant the claim within sixty (60) days after receipt of the request for review, but this period may be extended by the Administrator for up to an additional sixty
(60) days in special circumstances. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The Administrator's decision shall be in writing, shall include specific reasons for the decision and shall refer to pertinent provisions of the Plan or of the Plan documents on which the decision is based.

                                  ARTICLE 13

                       AMENDMENT AND TERMINATION OF PLAN

13.01    Amendment.

The Company may at any time and from time to time amend the Plan by action of the Board of Directors, without the consent of any Trustee, any other Participating Employer, or any Member or Beneficiary, provided that:

(a) no amendment that materially affects the Trustee's duties shall be effective without the written consent of the Trustee;

(b) no amendment shall cause the Trust Fund to be used other than for the exclusive benefit of Members and their Beneficiaries; and

(c) no amendment shall eliminate or reduce a "Section 411(d)(6) Protected Benefit" within the meaning of Section l.411(d)-4 of the Income Tax Regulations except to the extent permitted under Section 411(d)(6) and the regulations thereunder.

13.02    Right to Terminate Plan.

The Company intends to maintain the Plan as a permanent tax-qualified retirement plan. Nevertheless, the Company reserves the right to terminate the Plan (in whole or in part) at any time and from time to time, by action of the Board of Directors, without the consent of any Trustee, any other Participating Employer, or any Member or Beneficiary.

13.03    Consequences of Termination.

(a) If the Plan is terminated in whole or in part, the interest of each Member affected by the termination in his Account will become fully vested and nonforfeitable as of the date of the termination.

(b) If the Plan is terminated in whole or in part, the Administrator shall determine the date and manner of distribution of all Members' Accounts.

(c) The Administrator shall give prompt notice to each Member (or, if deceased, his Beneficiary) affected by the Plan's complete or partial termination.

                                  ARTICLE 14

                     PARTICIPATION BY AFFILIATED COMPANIES

14.01    Participation.

Any Affiliated Company which adopts the Plan with the consent of the Board of Directors, may at any time join in the Trust Fund created hereunder (a "Participating Affiliated Company"). Such Participating Affiliated Company shall file with the Company a duly executed instrument approved by the Administrator. Any such action shall become effective upon the delivery to the Trustees of such instrument duly executed by the Participating Affiliated Company and the Administrator, and upon receipt of such instrument the Trustees shall be deemed to accept such Participating Affiliated Company as a party to the Trust Fund without further action by the Trustees. Each such Participating Affiliated Company may then contribute under the Plan to the Trust Fund. The contributions which may be made by the Company or any other Participating Affiliated Company, and the income therefrom, shall be held by the Trustees as a part of a single Trust Fund without allocation to the Company or any other Participating Affiliated Company until the Administrator shall notify the Trustees of the termination of the plan as to any Participating Affiliated Company pursuant to
Section 14.03(c).

14.02    Delegation of Powers and Authority.

Any Participating Affiliated Company shall be deemed to thereby appoint the Board of Directors or the Administrator as its exclusive agent to exercise on its behalf all of the powers and authority conferred upon the Board of Directors or the Administrator by the terms of the Plan including, but not by way of limitation, the power to amend and terminate the Plan and the Trust Fund created hereunder. The authority of the Board of Directors or the Administrator to act as such agent shall continue with respect to all funds contributed by each Participating Affiliated Company and the income therefrom until and unless the amount of such funds and income has been distributed by the Trustees as provided in Section 14.03.

14.03    Termination of Participation.

(a) The Administrator shall notify the Trustees in writing of the termination of the Plan as to any Participating Affiliated Company, and the Trustees shall not accept any further contributions under the Plan from such Participating Affiliated Company and shall set aside in a separate account such part of the Trust Fund as the Administrator shall, pursuant to paragraph (b), determine to be held for the benefit of eligible employees of the Participating Affiliated Company (and their beneficiaries), as of the last day of the Plan Year which is such Participating Affiliated Company's termination date under the Plan.

(b) The Administrator shall give written directions to the Trustees with respect to the part of the assets of the Trust Fund segregated in a separate account pursuant to paragraph (a). Such directions shall specify the amount to be segregated and shall be in accordance with generally accepted accounting principles, and, to the maximum extent consistent with

         ERISA, the determination of the fair market value of the assets of the Trust Fund in the manner provided for in the Plan shall be conclusive for the purpose of such segregation. The Trustees shall follow such directions of the Administrator which shall constitute a conclusive determination of the amount which should be segregated for the benefit of the eligible employees of such Participating Affiliated Company (and their beneficiaries).

(c) The Trust shall continue as to any Participating Affiliated Company, despite receipt by the Trustees of notice of termination of the Plan as to such Participating Affiliated Company, for such time as may be necessary to effect such termination. Upon receipt by the Trustees from the Administrator of notice to terminate the Trust as to such Participating Affiliated Company, the Trustees shall, with reasonable promptness after receipt of such notice, arrange for the orderly distribution, in accordance with written instructions of the Administrator which shall be given in conformity with the provisions of the Plan and ERISA, of the assets segregated with respect to such Participating Affiliated Company pursuant to this Article 14.

                                  ARTICLE 15

                           TOP-HEAVY PLAN PROVISIONS

15.01    Applicability.

If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this
Article 15 shall supersede any conflicting provisions of the Plan.

15.02    Definitions.

The following definitions shall apply for purposes of this Article 15:

(a) "Determination Date' means (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year, the last day of such Plan Year.

(b)      "Employer" means the Company and all Affiliated Companies.

(c) "Key Employee" means any Employee, or former Employee who is a Key Employee within the meaning of Section 416(i)(1) of the Code and the regulations thereunder.

(d) "Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(e) "Required Aggregation Group" means (i) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Employer which enables a plan described in clause (i) to meet the requirements of Section 401(a)(4) or 410 of the Code.

(f) "Super Top-Heavy Plan" means a Top-Heavy Plan with respect to which the Top-Heavy Ratio exceeds 90 percent (90%).

(g) "Top-Heavy Plan" means with respect to any Plan Year, this plan if any of the following conditions exist:

               (i) If the Top-Heavy Ratio for this Plan exceeds 60 percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

               (ii) If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60 percent (60%); or

               (iii) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent (60%).

(h)      "Top-Heavy Ratio" means as follows:

               (i) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan within the meaning of Section 408(k) of the Code) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s), both computed in accordance with
                      Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

               (ii) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan within the meaning of Section 408(k) of the Code) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with clause (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with clause
                      (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of any accrued benefit made in the five-year period ending on the Determination Date.

               (iii) For purposes of clauses (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (A) who is not a Key Employee but who was a Key Employee in a prior year, or (B) who has not been credited with at least one Hour of Service with any Employer maintaining the plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefits of a participant other than a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefits accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411
(b)(1)(C) of the Code.

15.03    Vesting Requirement and Schedule.

(a) For any Plan Year during which the Plan is a Top-Heavy Plan, the following Vesting Schedule shall apply to any Member who has been credited with an Hour of Service after the Plan initially became a Top-Heavy Plan:


Years of Credited Service                   Vested Interest
-------------------------                   ---------------
2 years but less than 3 years                      20%
3 years but less than 4 years                      40%
4 years but less than 5 years                      60%
5 years or more years                             100%

(b) If the Plan ceases to be a Top-Heavy Plan, such change shall be considered to be an amendment of the vesting schedule which is subject to the election requirements in Section 9.06.In no event may a Member's vested interest be decreased as a result of a change in the Plan's status.

15.04    Minimum Contribution.

(a) If a Member is a non-Key Employee on the last day of a Top-Heavy Plan Year, and is not a participant in any other plan maintained by a Participating Employer that provides him with such a minimum contribution or with a comparable minimum accrual, the total of the Employer contribution allocated to such Member's Account for such Top-Heavy Plan Year shall not be less than three percent (3 %) of his Compensation for the Top-Heavy Plan Year. If the Employer has no defined benefit plan which designates the Plan as part of an aggregation group with such defined benefit plan in order to satisfy Section 401(a)(4) or Section 410 of the Code and the highest percentage obtained by dividing the sum of the Employer contributions made for the benefit of each Key Employee by the Key Employee's Compensation for such Year is less than three percent (3 %), such highest percentage shall be substituted therefor in the preceding clause.

(b) In the event a Member who is a non-Key Employee is covered under both a defined contribution plan and a defined benefit plan maintained by a Participating Employer, notwithstanding anything herein to the contrary, the minimum contribution or benefit required by this Section
         15.04 and by Section 416 of the Code shall be deemed satisfied if any one of the following rules are satisfied:

                  (i) each such Member receives the defined benefit minimum as specified in Section 416(c)(1) of the Code;

                  (ii)     the defined benefit minimum (as defined in clause
                           (i), above) is provided each such Member by the defined benefit plan and is offset by the benefits provided under the defined contribution plan;

                  (iii) the defined contribution plan provides aggregate benefits at least comparable to those provided by the defined benefit plan; or

                  (iv) contributions and forfeitures under the defined contribution plan equal five percent (5 %) of the Compensation for each Top-Heavy Plan.

15.05    Compensation Limitation.

For any Plan Year in which the Plan is a Top-Heavy Plan, the compensation limitation described in Section 416(d) of the Code shall apply.

15.06    Aggregate Limit on Contributions and Benefits for Key Employees.

If any one of the following occurs, then 1.0 shall be substituted for 1.25 in the denominators of the Defined Benefit Plan and Defined Contribution Plan Fractions used in computing the aggregate limitations set forth in Section 415 of the Code:

(a) A Key Employee participates in both a defined benefit plan and a defined contribution plan of a Participating Employer and the plans are Super Top-Heavy Plans.

(b) A Key Employee participates in both a defined benefit plan and a defined contribution plan of a Participating Employer and the plans are Top-Heavy Plans and an Extra Minimum Benefit or Extra Minimum Contribution is not provided for non-Key Employees.

For purposes of this section, Extra Minimum Benefit or Contribution shall mean one (1%) percent more than the standard minimum benefit or contribution required for non-Key Employees under Top-Heavy Plans as prescribed by Section 416(c) of the Code.

                                  ARTICLE 16

                              GENERAL PROVISIONS


16.01    Trust Fund Sole Source of Payments for Plan.

The Trust Fund shall be the sole source for the payment of all Members' Accounts, and the Plan's liability to make payment to any Member or his Beneficiary shall be limited to the extent that the balance in such Member's Account is sufficient to make such payment. In no event shall assets of the Employer be applied for the payment of Plan benefits.

16.02    Exclusive Benefit.

The Plan is established for the exclusive benefit of the Members and their Beneficiaries, and the Plan shall be administered in a manner consistent with the provisions of Section 401(a) of the Code and ERISA.

16.03    Non-Alienation.

Except as is permitted under Section 401(a)(13) of the Code in the case of a qualified domestic relations order (as defined in Section 414(p) of the Code) and in accordance with Section 11.02, no Member or Beneficiary shall have the right to alienate or assign his benefits under the Plan, and no Plan benefits shall be subject to attachment, execution, garnishment, or other legal or equitable process. If a Member or his Beneficiary attempts to alienate or assign his benefits under the Plan, or if his property or estate should be subject to attachment, execution, garnishment or other legal or equitable process, the Administrator may direct the Trustee to distribute the Member's (or Beneficiary's) benefits under the Plan to members of his family, or may use or hold such benefits for his benefit or for the benefit of members of his family as the Administrator deems appropriate under the circumstances.

16.04    Employment Rights.

The Company's and any Affiliated Company's right to discipline or discharge its Employees shall not be affected by reason of any of the provisions of the Plan.

16.05    Return of Contributions.

(a) Except as specifically provided in the Plan, under no circumstances shall any funds contributed to the Trust Fund or any assets of the Trust Fund ever revert to, or be used by, the Company or any Affiliated Company.

(b) Any contributions made by a Participating Employer may be returned to the Participating Employer if:

               (i)    the contribution is made by reason of a mistake of fact;
                      or

               (ii) the contribution is conditioned on its deductibility for federal income tax purposes (each contribution shall be deemed to be so conditioned unless otherwise stated in writing by the Participating Employer) and such deduction is disallowed; or

         provided such contribution is returned within one year of the discovery of the mistake of fact, the disallowance of the deduction for federal income tax purposes or the receipt of written notice from the Internal Revenue Service (in response to the request for its favorable determination) that the Plan fails to qualify under Section 401(a) of the Code, as the case may be. The amount of contribution that may be returned shall be reduced to reflect its proportionate share of any net investment loss in the Trust Fund. In the event clause (ii) applies, the returned contribution may include any net investment earnings or gain in the Trust Fund.

16.06    Distribution of Employee-Directed Contributions in Event of Merger or
         Sale.

Notwithstanding anything in the Plan to the contrary, Employee-Directed Contributions and income attributable thereto, may be distributed to Members or their beneficiaries as soon as administratively practicable after any of the following events:

(a) The termination of the Plan, provided that neither the Company nor any Affiliated Company maintains another defined contribution plan (other than an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code) at such time or establishes a successor defined contribution plan (other than an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code) during the period ending 12 months after the distribution of all assets of the Plan;

(b) The sale or other disposition, to an entity that is not an Affiliated Company, of substantially all of the assets used by the Participating Employer in the trade or business in which the Member is employed, but only with respect to Members who continue employment with acquiring entity; or

(c) The sale or other disposition, to an entity that is not an Affiliated Company, of the Company's or an incorporated Affiliated Company's interest in a subsidiary, but only with respect to Members who continue employment with such subsidiary.

16.07    Merger, Consolidation or Transfer.

The Plan shall not be merged or consolidated with, nor shall any Plan assets or liabilities be transferred to, any other qualified plan, unless each Member (if the other plan then terminated) would receive a benefit that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer of the Plan (if the Plan had then terminated).

16.08    Applicable Law.

Except as otherwise expressly required by ERISA, this Agreement shall be construed and governed in accordance with the laws of the Commonwealth of Pennsylvania.

16.09    Rules of Construction.

Whenever the context so admits, the use of the masculine gender shall be deemed to include the feminine and vice versa, either gender shall be deemed to include the neuter and vice versa; and the use of the singular shall be deemed to include the plural and vice versa.

16.10    Qualified Domestic Relations Order.

(a) All rights and benefits, including elections, provided to a Member in this Plan shall be subject to the rights afforded to any alternate payee (as defined in Section 414(p)(8) of the Code) under a qualified domestic relations order (as defined in Section 414(p) of the Code).

(b) Notwithstanding anything in the Plan to the contrary, a distribution to an alternate payee shall be permitted if such distribution is authorized by the qualified domestic relations order without regard as to whether the affected Participant is currently entitled to receive a distribution.

16.11    Veterans' Re-employment Rights Under USERRA.

Notwithstanding any provision of this Plan to the contrary, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

                                  ARTICLE 17

                               LOANS TO MEMBERS


17.01    General.

All Members who are eligible to make contributions to the Plan shall be eligible to receive loans from the Plan. The Administrator shall prescribe the terms and conditions for making loans to Members from their Accounts consistent with the provisions of this Article and the prohibited transaction exemption requirements of the Code and ERISA and other applicable law.

17.02    Maximum Loan Amount.

In no event shall any loan made pursuant to this Article 17 be in an amount which would cause the outstanding aggregate balance of all loans made to the Member under this Plan and all other qualified plans maintained by the Company or any Affiliated Company to exceed the lesser of (a) or (b):

(a)      $50,000 reduced by the excess (if any) of

               (i) the highest outstanding balance of loans from the Plan to the Member during the one-year period ending on the day before the date the loan is made, over

               (ii) the outstanding balance of loans from the Plan to the Member on the date the loan is made; or

(b) 50% of the current balance of the vested portion of the Member's Account, determined as of the most recent Valuation Date occurring prior to the date on which the loan is made.

17.03    Loan Terms.

Loans shall be made to Members in accordance with the following terms:

(a) A loan to a Member shall be evidenced by the Member's recourse promissory note in the form prescribed by the Administrator.

(b) The period for repayment of a loan shall not exceed 5 years; provided, however, that a loan used to acquire a dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the Member's principal residence may be repaid over a period of up to 30 years.

(c) Interest shall be charged on the loan at a reasonable rate to be determined by the Administrator at the time the loan is made.

(d) Loan repayments on principal and interest shall be amortized in level payments over payment periods to be determined by the Administrator in its discretion, but not less than quarterly, over the term of the loan.

17.04    Collateral.

Notwithstanding anything to the contrary in Section 16.03, a Member who accepts a Plan loan shall be deemed to have assigned to the Trustee, as security for the loan, all of his right, title and interest in the Plan. The Administrator may require such additional security for the loan as it deems necessary or prudent.

17.05    Treatment of Loan Payments.

A loan shall be considered to be an investment of the Trust Fund. Any payment to the Plan of interest on a loan to a Member, as well as repayments of loan principal, shall be credited to the Member's Account and shall be accounted for as investment earnings or return of principal, as the case may be, on that Account.

17.06    Default.

If not paid as and when due, in addition to any other remedies permitted by law, any outstanding Plan loan (including interest accrued and unpaid thereon) to a Member may be charged against the Member's Account. If and to the extent the outstanding loan balance is charged against the Member's Account, the amount of such charge shall be deemed a distribution to him of his Account in the following order of priority:

(a) First, the balance of his Rollover Contributions Account until exhausted,

(b) Second, his Employer Discretionary Contributions Account until exhausted,

(c)      Third, his Employer Matching Contributions Account until exhausted, and

(d) Fourth, if the Member has attained age 59-1/2, his Employee-Directed Contributions Account until exhausted.

The outstanding loan balance shall be treated as repaid to the extent of such charge. The Administrator may, to the extent permitted by law, elect to charge the unpaid loan balance against the Member's Account, as described above, whether or not the Member has attained age 59-1/2 or terminated employment, and whether or not such charge is on account of any financial hardship of the Member.

17.07    Termination of Employment.

The unpaid balance of a loan shall be immediately become payable in full upon a Member's termination of employment.

         This amended and restated Plan document, incorporating all amendments through July 1, 2001, is hereby executed this 25/th/ day of June, 2001.

                                                      C-COR.NET CORP.



                                                 By:  /s/ Mary G. Beahm
                                                      -----------------
                                                      Mary G. Beahm

                                  APPENDIX A

                 ADDITIONAL REQUIREMENTS FOR TAX QUALIFICATION


A1.      PURPOSE

         The purpose of this Appendix A is to supplement certain Plan provisions that are administered by CIGNA to include the complete language required by Internal Revenue Service for tax qualification purposes.



A2.      ANNUAL LIMITATION ON COMPENSATION.

The following rules shall apply for purposes of the determining the dollar limitation on compensation set forth in Section 401(a)(17) of the Code:

(a) For plan years beginning on or after January 1, 1989, and before January 1, 1994, the annual compensation of each participant taken into account for determining all benefits provided under the plan for any plan year shall not exceed $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under
         Section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for plan years beginning in such calendar year and the first adjustment to the $200,000 limitation is effective on January 1, 1990.

(b) For plan years beginning on or after January 1, 1994, the annual compensation of each participant taken into account for determining all benefits provided under the plan for any plan year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

(c) If a determination period consists of fewer than 12 months the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

(d) If compensation for any prior determination period is taken into account in determining a participant's allocations for the current plan year, the compensation for such prior determination period is subject to the applicable annual compensation limit in effect for that prior period. For this purpose, in determining allocations in plan years beginning on or after January 1, 1989, the annual compensation limit in effect for determination periods beginning before that date is $200,000. In addition, in determining allocations in plan years beginning on or after January 1, 1994, the annual compensation limit in effect for determination periods beginning before that date is $150,000.

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A3.      ALLOCATION OF EXCESS BEFORE-TAX CONTRIBUTIONS.

(a) Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of employer contributions taken into account in calculating the test described in Section 6.03 for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such employer contributions and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Contributions.

(b) For purposes of this Section A3, "Excess Contributions" shall mean, with respect to any Plan Year, the excess of:

               (i) The aggregate amount of employer contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over

               (ii) The maximum amount of such contributions permitted by the test set forth in Section 6.03 (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages, beginning with the highest of such percentages).

A4.      ALLOCATION OF EXCESS MATCHING COMPANY CONTRIBUTIONS.

(a) Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the test set forth in Section 6.04 for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the "largest amount' is determined after distribution of any Excess Aggregate Contributions.

(b) For purposes of this Section A4, "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of:

               (i) The aggregate Matching Company Contributions taken into account in computing the numerator of the Aggregate Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

               (ii) The maximum Matching Company Contributions permitted by the test under Section 6.04 (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Actual Contribution Percentages beginning with the highest of such percentages).

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

         Such determination shall be made after first determining excess Before-Tax Contributions pursuant to Section 6.02 and then determining Excess Contributions pursuant to Section A4.

A5.      DIRECT TRANSFER OF ELIGIBLE ROLLOVER DISTRIBUTION.

(a) A distributes may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributes in a direct rollover.

(b)      For purposes of this Section, the following definitions shall apply:

               (i) An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributes, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributes or the joint lives (or joint life expectancies) of the distributes and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

               (ii) An "eligible retirement plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               (iii) A "distributes" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

               (iv) A "direct rollover" is a payment by the plan to the eligible retirement plan specified by the distributes.

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                                  APPENDIX B

              PROVISIONS NOT APPLICABLE TO CURRENT PLAN OPERATION



B1.      PURPOSE

The purpose of this Appendix B is to set forth Plan provisions which are no longer applicable to the current operation of the Plan but are required by the Internal Revenue Service to be retained in the Plan document

B2.      PLAN ELIGIBILITY REQUIREMENTS PRIOR TO AUGUST 10, 1998

Effective prior to August 10, 1998, each Eligible Employee who was employed by a Participating Employer was eligible to participate in the Plan if he:

(a) in the case of an Employee whose Eligibility Commencement Date occurred prior to July 1, 1996, such Employee had completed at least 1,000 Hours of Service during either (i) an Eligibility Computation Period or (ii) the six (6) consecutive month period beginning on his Employment Commencement Date or Employment Recommencement Date; and

(b) in the case of an Employee whose Eligibility Commencement Date occurred on or after July 1, 1996, such Employee had completed at least 500 Hours of Service during either (i) an Eligibility Computation Period or
         (ii) the three (3) consecutive month period beginning on his Employment Commencement Date or Employment Recommencement Date; and

(c) had attained age 21; provided, however, that the age requirement set forth in this paragraph (c) shall not apply to any Employee on or after October 20, 1992.

B3. DEFINITION OF HIGHLY COMPENSATED EMPLOYEE IN EFFECT FOR PLAN YEARS BEGINNING PRIOR TO JANUARY 1, 1997

         Effective for Plan Years beginning after December 31, 1986 and prior to January 1, 1997, "Highly Compensated Employee" means,

(a) any Employee who at any time during the Look-back Year (as defined in paragraph B3(d)):

               (i) received 414(s) Compensation in excess of the dollar limitation contained in Section 414(q)(1)(B) of the Code in effect at the beginning of such year;

               (ii) received 414(s) Compensation in excess of the dollar limitation contained in Section 414(q)(1)(C) of the Code in effect at the beginning of such year and was a member of the top-paid 20 percent (20%) of Employees during such year;

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

               (iii) was an officer of the Company or any Affiliated Company and received 414(s) Compensation during such year greater than 50 percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A).of the Code at the beginning of such year; or

               (iv)   was a 5-percent owner.

(b) The term Highly Compensated Employee also means, with respect to any Plan Year, any Employee who, at any time during such Plan Year, (A) is one of the 100 employees who received the most compensation from the Company or any Affiliated Company during the Plan Year, or (B) is a 5-percent owner.

(c) If an employee is, during a determination year or a Look-back Year (as defined in paragraph B3(d)), a family member of either a 5-percent owner who is an active or former employee or a Highly Compensated Employee who is one of the 10 most highly compensated employees ranked on the basis of 414(s) Compensation paid by the Company or any Affiliated Company during such year, then the family member and the 5-percent owner or top-10 highly compensated employee shall be aggregated. In such case, the family member and 5-percent owner or top-10 highly compensated employee shall be treated as a single employee receiving compensation and contributions or benefits of the family member and 5-percent owner or top-10 highly compensated employee. For purposes of this clause, family member includes the spouse, lineal ascendants and descendants of the employee or former employee and the spouses of such lineal ascendants and descendants.

(d) The Look-back Year shall be the 12-consecutive month period immediately preceding the Plan Year; provided, however, that the Administrator may elect for any Plan Year to make the Look-back Year calculation on the basis of the calendar year ending with or within such Plan Year in accordance with Section 1.414(q)-lT Q&A-14 of the Income Tax Regulations.

(e) The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of employees in the top-paid group, the top 100 employees, the number of employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

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